UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012 (October 15, 2012)

Oxford Resource Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH		43215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2012, Oxford Mining Company, LLC (“Oxford Mining”), a wholly owned subsidiary of the Registrant, and American Electric Power Service Corporation, as agent for Columbus Southern Power Company (“AEP”), completed the execution and delivery of an amendment (the “Amendment”) to the Coal Purchase and Sale Agreement between them dated as of May 21, 2004, as amended (such Coal Purchase and Sale Agreement as amended, the “AEP-Oxford Agreement”). Under the terms of the Amendment which was effective July 1, 2012, Oxford Mining and AEP agreed to increase by approximately 360,000 tons the amount of coal to be delivered by Oxford Mining to AEP under the AEP-Oxford Agreement during the last half of 2012. The Amendment also modified pricing under the AEP-Oxford Agreement for the last half of 2012, which modified pricing maintained the original economics for the parties for the full 2012 contract year.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Registrant will be making a request for confidential treatment for certain terms of the Amendment, which request will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: October 16, 2012		By:	/s/ Daniel M. Maher
Name: Daniel M. Maher
Title: Senior Vice President, Chief Legal Officer and Secretary